UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 1, 2017

Pacificorp Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-55467	47-2055848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 Lake City Way NE, Seattle WA, 98125
 (Address of principal executive offices)
800-929-3293

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

           On June 1, 2017, the Registrant entered into an amended exclusive License Agreement with Affordable Green Washington LLC.

          The Amended License Fees shall be due and payable as follows:

a)
Licensee shall pay to Licensor an aggregate total $2,200,000 USD, comprised of payments of twenty five thousand ($25,000) on or before April 30, 2017 and nine thousand eight hundred ($9,800) on or before May 16th which the receipt is hereby acknowledged; and fifteen thousand two hundred ($15,200) on or before June 2nd, 2017 and ten thousand ($10,000) on or before June 5th, 2017; and seventy-five thousand ($75,000) on or before June 30, 2017; and one hundred fifty thousand ($150,000) on or before July 30th, 2017; and two hundred fifty thousand ($250,000) on or before August 25, 2017; and eight hundred-fifty thousand ($850,000) on or before September 25th and the balance of eight hundred fifteen thousand ($815,000) on or before October 30, 2017.

The Amended License Agreement contains customary representations and warranties and pre and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability. The foregoing summary description of the terms of the Amended License Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Amended License Agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Amended License Agreement

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant  has duly  caused  this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Pacificorp Holdings, Ltd.

By: /s/ Jason Sakowski
 -------------------------------
Jason Sakowski, President and Director

Date: June 6, 2017